Exhibit 99.1

NeuroOne® Reports Fiscal Fourth Quarter and Full Fiscal Year 2023 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., December 14, 2023 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the fiscal fourth quarter and full fiscal year ended September 30, 2023.

Fiscal Fourth Quarter 2023 and Recent Business Updates

Financial Highlights:

●	Product revenue of $742,000 in Q4 2023, compared to $69,000 in Q4 2022

●	Product revenue of $1,952,000 for FY 2023, compared to $171,000 for FY 2022

●	Completed capital raise of $6M in July 2023 with net proceeds of $5.2M and raised an additional $2.5M using the ATM program at an average price of $1.77 per share

Evo® sEEG:

●	Zimmer Biomet expanded the launch to new centers as the sites receive internal approval to evaluate the Evo electrode product line

●	Collected feedback remains positive

●	Device sales and revenue ramp expected to continue quarter by quarter

●	Completed additional sales training for Zimmer Biomet personnel

OneRF™ Ablation System:

●	Received feedback from FDA on 510(k) submission in August 2023 and the Company responded to FDA questions in November 2023

●	Received FDA clearance for OneRF Ablation System in December 2023

●	Placed component orders for OneRF Ablation System for commercialization

●	Presented poster on pre-clinical experience with the OneRF Ablation System at the Congress of Neurological Surgeons (CNS) Meeting in September 2023

Spinal Cord Stimulation Program:

●	Completed test of an implantable pulse generator (IPG) to test electrode fluid ingress

●	Successfully performed percutaneous placement of a 9mm paddle electrode in a human cadaver model with our physician advisory board

●	Completed histological analysis of a 28-day implanted Company electrode

Drug Delivery Program:

●	Defined product requirements for drug delivery system for both clinical and research use in the biotech and pharma industry

●	Developed prototypes for future pre-clinical studies

●	Initiated licensing discussion with gene therapy company for use in clinical studies

●	Received patent for drug delivery system

Dave Rosa, CEO of NeuroOne, commented, “During and subsequent to our fiscal fourth quarter, the Company continued to execute at a high level on our strategic plan. We were proud to announce the FDA clearance of our OneRF Ablation System, the Company’s first device that has an indication for both recording electrical activity as well as ablation of nervous tissue and the first device with an FDA clearance. We believe this device has the capability to create a paradigm shift in neurosurgical procedures. We expect to commercially launch this product either directly or with a strategic partner in the first half of 2024. This represents the third FDA clearance in the Company’s history and a monumental achievement. In addition, Zimmer Biomet continues to expand the commercial launch of our Evo sEEG electrode as centers receive approval from their respective product committees to trial the technology. We also continue to be bullish on the opportunity to deliver drugs or gene therapies and record the impact of these therapies using our sEEG electrode. We have already held discussions with a Company that has strong interest in using our electrode in their clinical trial to evaluate the performance of their therapy. The Company has made great strides in all areas, and I look forward to continuing to lead the Company as we execute our strategic plan.”

Upcoming Targeted Milestones

Evo sEEG:

●	Complete full sales force training in early 2024

●	Continued product roll-out to additional US centers

OneRF Ablation System:

●	Develop commercialization plan for product launch

●	Place stocking orders for system components

●	Present at the Society of Neuroscience and American Epilepsy Society meetings

SCS Program:

●	Complete animal protocol to evaluate stimulation and battery performance using the Company’s spinal cord stimulation electrode technology

Drug Delivery Program:

●	Continue to gather product requirements for drug delivery system for both clinical and research use in the biotech and pharma industry

●	Conduct large animal feasibility studies with drug delivery system into the brain

●	Advance contract discussions with gene therapy company

●	Investigate US regulatory pathway for device clearance

Fourth Quarter and Full Fiscal Year 2023 Financial Results

Product revenue was $742,000 in the fourth quarter of fiscal 2023 and $1,952,000 for the full fiscal year, compared to product revenue of $69,000 in the fourth quarter and $171,000 for the full year of fiscal 2022. The Company had no collaboration revenue in the fourth quarter of fiscal 2023 and $1,455,000 for the full year of fiscal 2023, compared to collaboration revenue of $1,942,000 in the fourth quarter and $1,949,000 for the full year of fiscal 2022. Collaboration revenue was derived from the Zimmer Development Agreement and represents the portion of the exclusivity and milestone fee payments eligible for revenue recognition during the respective periods.

Total operating expenses in the fourth quarter of fiscal 2023 were $3.4 million, compared with $3.3 million in the same period of the prior year. R&D expense in the fourth quarter of fiscal 2023 was $1.8 million compared with $1.4 million in the same period of fiscal 2022. SG&A expense in the fourth quarter of fiscal 2023 was $1.6 million compared with $1.9 million in the same period of the prior year.

Total operating expenses for the full fiscal year 2023 were $13.9 million, compared with $11.9 million in the prior fiscal year. R&D expense for the full fiscal year 2023 was $6.9 million compared with $4.9 million in fiscal 2022. SG&A expense for the full fiscal year 2023 was $6.9 million compared with $7.0 million in the same period of the prior year.

Net loss was $3.1 million for the fourth quarter of fiscal 2023, compared to a net loss of $1.4 million in the same period of the prior year. Net loss was $11.9 million for the full year fiscal 2023, compared to a net loss of $10.0 million in fiscal 2022.

On July 27, 2023, the Company completed an underwritten public offering of its common stock from which the Company received $5.2 million in net proceeds. In addition, the Company sold common stock under the ATM program at an average price of $1.77 per share, from which the Company received net proceeds of $2.5 million.

As of September 30, 2023, the Company had cash, cash equivalents, and short-term investments of $5.3 million, compared to $11.1 million as of September 30, 2022. The Company had working capital of $5.5 million as of September 30, 2023, compared to working capital of $9.1 million as of September 30, 2022.

The Company had no debt outstanding as of September 30, 2023.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence.  For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, receipt of revenues from sale of the sEEG electrodes, timing and success of any clinical and pre-clinical testing, the timing and extent of product launch and commercialization of our OneRF Ablation System, the potential capabilities of our OneRF Ablation System, SCS and drug delivery programs, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

Contact:

800-631-4030

ir@nmtc1.com

NeuroOne Medical Technologies Corporation

Balance Sheets

(unaudited)

	As of September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$5,322,493	$8,160,329
Short-term investments	—	2,981,010
Accounts receivable	—	33,237
Inventory	1,726,686	704,538
Prepaid expenses	263,746	296,649
Total current assets	7,312,925	12,175,763
Intangible assets, net	89,577	111,892
Right-of-use asset	169,059	181,355
Property and equipment, net	525,753	353,599
Total assets	$8,097,314	$12,822,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$685,104	$927,662
Accrued expenses and other liabilities	1,107,522	715,839
Deferred revenue	—	1,455,188
Total current liabilities	1,792,626	3,098,689
Operating lease liability, long term	55,284	119,556
Total liabilities	1,847,910	3,218,245

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of September 30, 2023 and 2022; no shares issued or outstanding as of September 30, 2023 and 2022.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of September 30, 2023 and 2022; 23,928,945 and 16,216,540 shares issued and outstanding as of September 30, 2023 and 2022, respectively.	23,929	16,217
Additional paid–in capital	68,911,778	60,414,959
Accumulated deficit	(62,686,303)	(50,826,812)
Total stockholders’ equity	6,249,404	9,604,364
Total liabilities and stockholders’ equity	$8,097,314	$12,822,609

NeuroOne Medical Technologies Corporation

Statements of Operations

(unaudited)

	Years ended September 30,
	2023	2022
Product revenue	$1,952,441	$171,169
Cost of product revenue	1,495,924	241,963
Product gross profit (loss)	456,517	(70,794)
Collaboration revenue	1,455,188	1,948,872
Operating expenses:
Selling, general and administrative	6,926,269	6,979,416
Research and development	6,940,686	4,929,427
Total operating expenses	13,866,955	11,908,843
Loss from operations	(11,955,250)	(10,030,765)
Other income, net	95,759	31,152
Net loss	$(11,859,491)	$(9,999,613)
Net loss per share:
Basic and diluted	$(0.65)	$(0.63)
Number of shares used in per share calculations:
Basic and diluted	18,121,108	15,998,567